UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2012

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Incentive Compensation Award Opportunities for Named Executive Officers

On February 22, 2012, the Compensation and Pension Committee (the “Compensation Committee”) of the Board of Directors of Lexmark International, Inc. (the “Company”) granted annual incentive compensation award opportunities with respect to the 2012 calendar year (the “IC Performance Period”) to each of the Company’s Named Executive Officers (as defined in Regulation S-K Item 402(a)(3)), pursuant to the Senior Executive Incentive Compensation Plan (the “Senior Executive IC Plan”). The maximum award which may be earned under the Senior Executive IC Plan by any Named Executive Officer is equal to six-tenths of one percent of Operating Income (as defined in the Senior Executive IC Plan) for the IC Performance Period. The Compensation Committee, in its sole discretion, may reduce, but not increase, the award made to a Named Executive Officer based on any factors that the Compensation Committee deems appropriate, including, but not limited to, the performance objectives established under the Company’s 2012 Incentive Compensation Plan (“2012 IC Plan”).

Under the 2012 IC Plan, the Compensation Committee has established a Traditional Plan and a Threshold Plan, and the award amount is based on the greater of the Traditional Plan or the Threshold Plan, subject to the maximum award amount under the Senior Executive IC Plan.  Under the Traditional Plan, corporate performance measures include core revenue, operating income, cash cycle days and individual performance.  Under the Traditional Plan, business or geographic unit performance measures include business unit or geographic unit core revenue, operating income, and cash cycle days.  Under the Threshold Plan, the performance measure is worldwide free cash flow.  Each of the performance measures include restructuring charges, but exclude acquisition related adjustment, and any 2012 acquisition activity.  The minimum, target and maximum award opportunities established under the 2012 IC Plan for each of the Named Executive Officers, subject in each case to the maximum award amount under the Senior Executive IC Plan, are set forth in the following table.

Name	Threshold	Target	Maximum
P.A. Rooke	$160,000	$960,000	$1,920,000
J.W. Gamble, Jr.	73,333	467,500	935,000
M.S. Canning	66,667	425,000	850,000
R.M. Foresti	44,917	288,750	577,500
R.J. Patton	43,750	281,250	562,500

2012-2014 Long-Term Incentive Compensation Opportunities for the Named Executive Officers

Also on February 22, 2012, the Compensation Committee granted each Named Executive Officer, other than Mr. Rooke, a 2012-2014 long-term incentive award opportunity comprised as follows: a cash-based long-term incentive plan (LTIP) award representing 35% of the award opportunity; performance-based restricted stock units (RSUs) representing 35% of the award opportunity and time-based RSUs representing 30% of the award opportunity. Mr. Rooke’s 2012-2014 long-term incentive award opportunity, excludes time-based RSUs, and is comprised 50% of performance-based RSUs and 50% of a cash-based LTIP award.

The performance measure for the performance-based RSUs is the Company’s relative Return on Invested Capital (ROIC) measured against the ROIC of companies in the S&P 500 Technology Index for the period commencing January 1, 2012 and ending December 31, 2014 (the “Performance Period”). The performance-based RSUs to be awarded based on the Company’s achievement of its objective, if any, will be determined by the Compensation Committee in 2015, and if earned will be settled on February 24, 2015. The Named Executive Officer must be employed on the last day of the Performance Period to earn the performance-based RSUs.  Termination of employment prior to such time for any reason, other than death, disability or retirement, will result in forfeiture of the award. In the event of a Named Executive Officer’s death, disability or retirement ("disability" and "retirement," each as defined in the Company’s Stock Incentive Plan) during the Performance Period, a prorated portion of the performance-based RSUs may be earned based on the actual attainment as of the end of the performed period and will be paid to the executive or his or her estate on February 24, 2015.

The Compensation Committee may exercise negative discretion in determining whether performance-based RSUs shall be earned by a Named Executive Officer applying any factors that it deems appropriate in its sole discretion under the circumstances.

The time-based RSU awards will vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2013, February 24, 2014 and February 24, 2015, based on the continued employment of the Named Executive Officer on each vesting date. The time-based RSUs awarded, as well as the minimum, target and maximum award levels for the performance-based RSU awards are set forth in the following table.

	Time-Based	2012-2014 Performance-Based RSU Awards
Name	RSU Awards	Min	Target	Max
P.A. Rooke	0	15,550	62,200	124,400
J.W. Gamble, Jr.	9,800	2,850	11,400	22,800
M.S. Canning	9,800	2,850	11,400	22,800
R.M. Foresti	5,300	1,550	6,200	12,400
R.J. Patton	5,700	1,675	6,700	13,400

The cash-based long-term incentive award opportunities were granted pursuant to the 2012-2014 Long-Term Incentive Plan (the "2012-2014 LTIP").  The performance measure for the 2012

2014 LTIP is the Company’s relative Total Shareholder Return (TSR) measured against the TSR of companies in the S&P 500 Technology Index for the Performance Period.  Under the 2012-2014 LTIP, each of the Named Executive Officers is eligible to receive a cash award at the end of the Performance Period based on the Company’s TSR rank measured against the companies in the S&P 500 Technology Index.  The Compensation Committee will make this determination in 2015, and if earned, the cash payout will occur prior to March 15, 2015.

The Named Executive Officer must be employed on the last day of the Performance Period to earn an LTIP payout.  Termination of employment prior to such time for any reason, other than death, disability or retirement, will result in forfeiture of the award. In the event of a Named Executive Officer’s death, disability or retirement ("disability" and "retirement," each as defined in the Company’s Stock Incentive Plan) during the Performance Period, a prorated portion of the award may be earned based on the actual attainment as of the end of the Performance Period and will be paid to the executive or his or her estate prior to March 15, 2015.

The Compensation Committee may exercise negative discretion in determining any payout to an executive under the 2012-2014 LTIP applying any factors that it deems appropriate in its sole discretion under the circumstances.

The minimum, target and maximum award opportunities established under the 2012-2014 LTIP for each of the Named Executive Officers are set forth in the following table.

Name	Minimum	Target	Maximum
P.A. Rooke	$575,000	$2,300,000	$4,600,000
J.W. Gamble, Jr.	105,000	420,000	840,000
M.S. Canning	105,000	420,000	840,000
R.M. Foresti	56,875	227,500	455,000
R.J. Patton	61,250	245,000	490,000

The Company intends to provide additional information regarding the compensation awarded to the Named Executive Officers with respect to and during the year ended December 31, 2011 in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in March 2012.

Item 9.01.                      Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description of Exhibit

10.1	Form of Long-Term Performance-Based Restricted Stock Unit Award Agreement pursuant to the Company’s Stock Incentive Plan.+

10.2	Form of Long Term Incentive Plan Agreement+

+Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

February 28, 2012	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Long-Term Performance-Based Restricted Stock Unit Award Agreement pursuant to the Company’s Stock Incentive Plan.+

10.2	Form of Long Term Incentive Plan Agreement+

+Indicates management contract or compensatory plan, contract or arrangement.